Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SEC REPORTING PURPOSES

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Sergey A. Milyukov, and any duly appointed Corporate Secretary of Rumble Inc. (the “Company”), with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) obtain credentials (including codes, passwords, passphrases, etc.) to enable the undersigned to submit and file documents, forms and information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the U.S. Securities and Exchange Commission (“SEC”) via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purposes of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2) act as, or designate, an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3) cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

(4) execute for, and on behalf of, the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4, 5 relating to the Company in accordance with the Exchange Act and the rules and regulations promulgated thereunder and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

(5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and further approves and ratifies any such release of information;

(6) do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4, 5 or Form 144, and any amendments thereto, or other required report and file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under the Exchange Act or Rule 144 of the Securities Act; and

(7) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s sole discretion.

The undersigned hereby acknowledges that (a) the foregoing attorney-in-fact is serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor the attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect unless revoked as to the attorney-in-fact by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of February, 2026.

By:	/s/ Maurice F. Edelson
Name:	Maurice F. Edelson